EXHIBIT 23.1



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                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of Vanguard Energy Corporation on Form S-3 whereby the Company plans to sell the following securities:

          o 4,800,000 shares of the Company's common stock issuable upon the exercise of the Company's Class A warrants;


          o 480,000 shares of the Company's common stock issuable upon the exercise of the warrants the Company issued to the underwriters of its initial public offering warrants; and


          o    480,000   Class  A  warrants   issuable   upon  the  exercise  of
               underwriters' warrants.

     Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                Very truly yours,

                                HART & HART, LLC

                                /s/ William T. Hart

                                 William T. Hart



Denver, Colorado
September 12, 2013